                                                                      EXHIBIT 11


                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
                 ---------------------------------------------
                       COMPUTATION OF EARNINGS PER SHARE
                       ---------------------------------

                                 June 30, 1999
                                 -------------

                                                    Three Months Ended       Six Month Ended
                                                       June 30, 1999          June 30, 1999
                                                    ------------------     ------------------
Income available to common shareholders                   $  922,390              $1,888,057

  Basic earnings per share
   Weighted average shares outstanding                     3,288,681               3,263,500
   Basic earnings per share                               $     0.28              $     0.58
                                                          ----------              ----------

  Diluted earnings per share
   Weighted average shares outstanding                     3,288,681               3,263,500
   Dilitive effect of:
     Stock options                                            26,954                  40,973
   Adjusted weighted average shares
          outstanding                                      3,315,635               3,304,473
   Diluted earnings per share                             $     0.28              $     0.57
                                                          ----------              ----------

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